UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Netezza Corporation
(Exact name of registrant as specified in its charter)

Delaware	04-3527320

(State of incorporation	(I.R.S. Employer
or organization)	Identification no.)

26 Forest Street
Marlborough, MA	01752

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, $0.001 par value per share	New York Stock Exchange, LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.      ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:
(If applicable)
Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered.
     The description under the heading “Description of Capital Stock” relating to the Registrant’s Common Stock, $0.001 par value per share, in the Prospectus included in the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission (File No. 333-141522) is incorporated herein by reference, with the exception of the description under the subheading “NYSE Arca Exchange.”

Item 2.	Exhibits.
None.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Netezza Corporation
Date: March 30, 2009	By:	/s/ Patrick J. Scannell, Jr.
Patrick J. Scannell, Jr.
Senior Vice President and Chief Financial Officer